2seventy bio Announces Appointment of Wei Lin, M.D. to Board of Directors

CAMBRIDGE, Mass.— March 8, 2023—2seventy bio, Inc. (Nasdaq: TSVT) today announced the appointment of Wei Lin, M.D. to the company’s Board of Directors, effective immediately.

“We are thrilled to welcome Dr. Wei Lin to 2seventy’s Board during an exciting time in our Company’s growth,” said Nick Leschly, chief kairos officer. “Wei’s leadership and deep expertise in clinical development strategy for cancer immunotherapy programs will be invaluable as we innovate new treatments to provide more time to patients and families living with cancer.”

“I am excited to join 2seventy’s Board of Directors and contribute my experience in clinical development,” said Wei Lin, M.D. “Unleashing the power of the T cell is a truly inspiring scientific mission. We can take innovative approaches and build into the T cell sophisticated mechanisms to attack the tumor as well as exploring synergy with more traditional modalities, such as biologics and small molecules. I look forward to bringing the lessons learned from my career as a medical oncologist to help guide the optimal strategies in the development of novel treatment options for patients.”

Dr. Lin is currently the Chief Medical Officer at Erasca where he leads development strategy and execution of the company’s precision oncology programs. Prior to joining Erasca, he served as Head of Development at Nektar Therapeutics where he oversaw the development of the company’s immuno-oncology and immunology pipeline. Before Nektar, Dr. Lin was at Genentech, where he served as the Global Development Leader for cancer immunotherapy in lung and head and neck cancer. Dr. Lin also served as a faculty member at the M.D. Anderson Cancer Center in Houston in the Department of Thoracic/Head and Neck Medical Oncology. He received a B.A. from Haverford College and an M.D. from Harvard Medical School. He completed a residency in internal medicine at Massachusetts General Hospital in Boston and a fellowship in medical oncology at the University of Texas M.D. Anderson Cancer Center.
Dr. Lin has extensive clinical research experience and has been published in more than 15 peer-reviewed journals, including New England Journal of Medicine, Lancet Oncology, and Journal of Clinical Oncology.

About 2seventy bio
Our name, 2seventy bio, reflects why we do what we do - TIME. Cancer rips time away, and our goal is to work at the maximum speed of translating human thought into action – 270 miles per hour – to give the people we serve more time. We are building the leading immuno-oncology cell therapy company, focused on discovering and developing new therapies that truly disrupt the cancer treatment landscape With a deep understanding of the human body’s immune response to tumor cells and how to translate cell therapies into practice, we’re applying this knowledge to deliver next generation cellular therapies that focus on a broad range of hematologic malignancies, including the first FDA-approved CAR T cell therapy for multiple myeloma, as well as solid tumors. Our research and development is focused on delivering therapies that are designed with the goal to “think” smarter and faster than the disease. Importantly, we remain focused on accomplishing these goals by staying genuine and authentic to our “why” and keeping our people and culture top of mind every day.

For more information, visit www.2seventybio.com.

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2seventy bio Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. These statements include, but are not limited to, statements about: the research, development, and commercialization of our products and statements regarding the expected contributions of Dr. Lin; No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect 2seventy bio’s business, particularly those identified in the risk factors discussion in 2seventy bio’s Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, 2seventy bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

2seventy contacts:
Investors:
Elizabeth Pingpank
860-463-0469
elizabeth.pingpank@2seventybio.com

Media:
Morgan Adams
774.313.9852
morgan.adams@2seventybio.com

Jenn Snyder
617-448-0281
jenn.snyder@2seventybio.com